UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 13, 2009

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2009, Verizon Communications Inc. (“Verizon”), New Communications Holdings Inc., a wholly-owned subsidiary of Verizon (“Spinco”), and Frontier Communications Corporation (“Frontier”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) and Verizon and Spinco entered into a Distribution Agreement (together with the Merger Agreement, the “Agreements”) pursuant to which, following a series of transactions, Frontier will become the owner of Verizon’s local exchange and related business assets in predominantly rural areas in 14 states.

The assets are located in Arizona, Idaho, Illinois, Indiana, Michigan, Nevada, North Carolina, Ohio, Oregon, South Carolina, Washington, West Virginia and Wisconsin, and also include a small number of exchanges in California, including those bordering Arizona, Nevada and Oregon (collectively, the “West Area”). The transaction includes Verizon’s switched and special access lines in the West Area, as well as its fiber-to-the-premises assets, Internet service, and long-distance voice accounts that Verizon served in the West Area before the 2006 merger with MCI, Inc. (collectively, the “Transferred Assets”).

As of December 31, 2008, Verizon’s properties in the West Area served approximately 4.8 million local access lines; approximately 2.2 million long-distance customers; approximately 1.0 million high-speed data customers, including approximately 110,000 FiOS Internet customers; and approximately 69,000 FiOS TV customers. The transaction does not include the services, offerings or assets of Verizon Wireless, Verizon Business (former MCI, Inc.), Federal Network Systems LLC, Verizon Network Integration Corp., Verizon Global Networks Inc., Verizon Federal Inc. or any other Verizon businesses in the West Area. Verizon Business is retaining contracts with its customers in these states and will purchase local exchange services from Frontier in order to serve these customers.

Subject to the terms and conditions of the Agreements, Verizon will transfer the Transferred Assets to entities owned by Spinco. Spinco will incur newly issued debt, and will then be spun off to Verizon’s stockholders and immediately merged with and into Frontier. When the merger is completed, the companies conducting the West Area telephone and related business operations will be subsidiaries of Frontier, and approximately 11,000 current Verizon employees whose primary jobs are to support the Transferred Assets will continue as employees of the transferred business.

Upon the closing of the merger, assuming a Frontier stock price of $7.75 per share and no closing adjustments, Verizon stockholders will receive one share of Frontier stock for approximately every 4.2 shares of Verizon stock held as of the record date and will own approximately 68 percent of Frontier, and current Frontier stockholders will own approximately 32 percent. Verizon will not own any shares in Frontier after the merger. The number of Frontier shares to be received by Verizon stockholders is subject to a collar mechanism and certain other possible closing adjustments. The exchange ratio will only be definitively established immediately prior to the closing and will be determined based upon the trading price of Frontier common stock during a pre-closing measuring period and based upon the total number of Verizon shares outstanding at that time. Both the spin-off and merger are expected to qualify as tax-free transactions, except to the extent that cash is paid to Verizon stockholders in lieu of fractional shares.

The total value to be received by Verizon and its stockholders in exchange for these operations will be approximately $8.6 billion. Verizon stockholders will receive approximately $5.3 billion of Frontier common stock in the merger, assuming current share prices and no closing adjustments. Verizon will receive approximately $3.3 billion in value through a combination of cash distributions to Verizon, debt securities issued to Verizon prior to the spin-off and assumption of certain debt previously issued by Verizon’s telephone company subsidiaries. Verizon may exchange these newly issued debt securities for certain debt that was previously issued by Verizon, which would have the effect of reducing Verizon’s then-outstanding debt on its balance sheet.

Consummation of the transactions contemplated in the Agreements is subject to customary closing conditions, including: (i) approval by Frontier’s stockholders; (ii) transfer of the Transferred Assets into Spinco; (iii) expiration or termination of the applicable Hart-Scott-Rodino waiting period and receipt of Federal Communications Commission, state commission and certain other regulatory approvals; (iv) absence of any law or order prohibiting the consummation of the transactions; (v) the obtaining of financing by Frontier consistent with certain terms, (vi) subject to certain exceptions, the accuracy of representations and warranties; and (vii) absence of a material adverse effect on Frontier or Spinco or their respective businesses.

The Merger Agreement contains certain termination rights for each party and further provides that, upon termination of the Merger Agreement under specified circumstances, Frontier may be required to pay Verizon a termination fee of $80 million.

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 hereto is a press release dated May 13, 2009 issued by Verizon Communications Inc. announcing the execution of the Agreements referred to in Item 1.01 of this Report. Attached as Exhibit 99.2 hereto are slides from a presentation to be given to investors by Ivan G. Seidenberg, Verizon’s Chairman and Chief Executive Officer, and John F. Killian, Verizon’s Executive Vice President and Chief Financial Officer, on May 13, 2009.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

NOTE: This report contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of adverse conditions in the U.S. and international economies; the effects of competition in our markets; materially adverse changes in labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; the effect of material changes in available technology; any disruption of our suppliers’ provisioning of critical products or services; significant increases in benefit plan costs or lower investment returns on plan assets; the impact of natural or man-made disasters or existing or future litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; any changes in the regulatory environments in which we operate, including any loss of or inability to renew wireless licenses, and the final results of federal and state regulatory proceedings and judicial review of those results; the timing, scope and financial impact of our deployment of fiber-to-the-premises broadband technology; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to successfully integrate Alltel Corporation into Verizon Wireless’s business and achieve anticipated benefits of the acquisition; and the inability to implement our business strategies.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Verizon Communications Inc. Press Release, dated May 13, 2009

99.2	Slides to be used in Investor Presentation on May 13, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: May 13, 2009	/s/ Marianne Drost
Marianne Drost
Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Verizon Communications Inc. Press Release, dated May 13, 2009

99.2	Slides to be used in Investor Presentation on May 13, 2009